UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.      )

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MERISEL, INC.
(Name of Registrant as Specified in Its Charter)
N/A
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERISEL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2009

TO MERISEL’S STOCKHOLDERS:

Merisel, Inc., a Delaware corporation (the “Company”), will hold its 2009 Annual Meeting of Stockholders on Wednesday, December 16, 2009, at 2:30 p.m., New York time, at the offices of the Company located at 127 West 30th Street, 5th Floor, New York, NY 10001, to vote for the following purposes, as further described in the accompanying proxy statement:

•	To elect six (6) directors to the Board of Directors;

•	To ratify the appointment by the Company’s Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on October 14, 2009 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only record holders of the Company’s Common Stock at the close of business on that day will be entitled to vote.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed with this notice and the accompanying proxy statement but is not to be considered part of the proxy soliciting material.

All stockholders are cordially invited to attend the Annual Meeting and vote in person.  Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. Any stockholder attending the Annual Meeting may vote in person even if he, she, or it previously returned a proxy.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board and
Chief Executive Officer

New York, New York
November 4, 2009

TABLE OF CONTENTS
GENERAL INFORMATION	1

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS	1

PROPOSAL 1 - ELECTION OF DIRECTORS	3
Information Regarding Nominees	3
Director Independence	5
Board of Directors Meetings and Committees	5
Audit Committee	6
Compensation Committee	6
Stockholder Recommendations of Director Candidates	7
Code of Business Conduct	7
Stockholder Communications with the Board of Directors	7

AUDIT COMMITTEE REPORT	8

EXECUTIVE COMPENSATION	9
Executive Officers of the Company	9
Summary Compensation Table	10
Narrative to Summary Compensation Table	10
Outstanding Equity Awards at December 31, 2008	11
Pension Benefits	11
Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans	11
Executive Employment, Termination and Change of Control Arrangements	12
Compensation of Directors	15
Narrative to Director Compensation Table	15
Certain Relationships and Related Transactions	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
Change of Control	19

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

PROPOSAL 2 - RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO SEIDMAN, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2009	21
Principal Accountant Fees and Services	21
OTHER MATTERS	22
Stockholder Proposals for Inclusion in 2010 Proxy Statement	22
Annual Report on Form 10-K	22

EXHIBIT A: AUDIT COMMITTEE CHARTER

MERISEL, INC.
127 W. 30th Street, 5th Floor
New York, NY 10001

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held
December 16, 2009

GENERAL INFORMATION

This proxy statement is being sent on or about November 4, 2009 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (“Merisel” or the “Company”).  The proxies will be voted at the Company’s 2009 Annual Meeting of Stockholders which will be held on December 16, 2009, at 2:30 p.m., New York time, at the Company’s principal offices located at 127 West 30th Street, 5th Floor, New York, NY 10001, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is the close of business on October 14, 2009 and all holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof.

A proxy card for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting.  Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with an executive officer of the Company or by attending the Annual Meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the Annual Meeting as follows:

•	for the director nominees named herein;

•	to ratify the selection of BDO Seidman, LLP as the Company’s registered independent public accounting firm for fiscal 2009; and

•	to transact such other matters that may properly come before the meeting in the discretion of the persons named in the accompanying proxy card.

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS

The only voting securities of the Company are the outstanding shares of Common Stock.  On the record date, the Company had 7,242,284 shares of Common Stock outstanding and 639 stockholders of record.  The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held.

If you hold shares through a broker, you should follow the instructions for voting that you receive from your broker.  If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the Annual Meeting.  If you do not submit voting instructions to your broker, your broker may vote on the following matters in its discretion: (1) the election of directors, and (2) the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009.

The voting requirements for the proposals you will consider at the meeting are as follows:

•
Election of Directors (Proposal 1).   The director nominees who receive the greatest number of votes at the Annual Meeting will be elected as directors.  Votes withheld have no legal effect with respect to the election of directors.

•
Ratification of Appointment by the Audit Committee of BDO Seidman, LLP as the Company’s Registered Independent Public Accounting Firm (Proposal 2).  The affirmative vote of the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the Company’s selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009. Abstentions count as votes cast and have the same effect as a vote against this proposal.

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company.  The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.  The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors presently consists of six members elected annually.  The terms of the present directors will expire at the Annual Meeting. The Board of Directors has nominated Mr. Ronald P. Badie, Mr. Albert J. Fitzgibbons III, Mr. Bradley J. Hoecker, Mr. Lawrence J. Schoenberg, Mr. Donald R. Uzzi and Mr. Edward A. Grant, the incumbent directors, for election as directors at the Annual Meeting for a term ending at the 2010 annual meeting of stockholders.

Each of the above individuals has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve as a director if elected.  If, by reason of death or other unexpected occurrence, such nominee should for any reason become unavailable for election, or is unable to serve, or for good cause will not serve (although management knows of no reason to anticipate that this will occur), the persons named in the accompanying proxy card may vote for the election of such substitute nominee as the Board of Directors may propose.  The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.  The accompanying proxy card contains a discretionary grant of authority with respect to this matter.

 Information Regarding Nominees

For each Director of the Company, the following sets forth the name, age as of October 14, 2009, principal occupation for at least the past five years, and the names of any other public companies for which the Director currently serves in directorship capacity:

Donald R. Uzzi, 57, has served as Chief Executive Officer and President since November 2004 and as a member of the Board of Directors since December 2004.  He was elected Chairman of the Board of Directors in April 2005. From December 2002 to November 2004, Mr. Uzzi provided consulting services for various companies on marketing, corporate strategy and communications.  From July 1999 to December 2002, Mr. Uzzi was Senior Vice President of Electronic Data Systems Corporation.  From July 1998 to July 1999, Mr. Uzzi was a principal officer of Lighthouse Investment Group. From August 1996 to April 1998, Mr. Uzzi served as Executive Vice President at Sunbeam Corporation.  Prior to 1996, Mr. Uzzi held the position of President of the Gatorade North America division of Quaker Oats.

Albert J. Fitzgibbons III, 64, has been a member of the Board of Directors since December 1997.  Mr. Fitzgibbons is a Partner and Director of Stonington Partners, Inc. and a Partner and Director of Stonington Partners, Inc. II, positions that he has held since 1994.  He served as a Director of Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., from 1988 to 1994 and as a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000.  He was a Partner of Merrill Lynch Capital Partners from 1993 to 1994 and Executive Vice President of Merrill Lynch Capital Partners from 1988 to 1993. Mr. Fitzgibbons was also a Managing Director of the Investment Banking Division of Merrill Lynch & Co. from 1978 to July 1994.  Mr. Fitzgibbons is also currently a Director of Obagi Medical Products, Inc.

           Ronald P. Badie, 66, has been a member of the Board of Directors since October 2004.  In March 2002, Mr. Badie retired from Deutsche Bank after 35 years of service. At the time of his retirement, he was Vice Chairman of Deutsche Bank Alex. Brown (now Deutsche Bank Securities), the firm’s investment banking subsidiary. Over the years, Mr. Badie has held a variety of management positions with the firm and its predecessor, Bankers Trust Company, in both New York and Los Angeles. Mr. Badie is also currently a Director of Amphenol Corporation, Nautilus, Inc., and Obagi Medical Products, Inc.

           Bradley J. Hoecker, 47, has been a member of the Board of Directors since December 1997.  Mr. Hoecker has been a Partner and Director of Stonington Partners and a Partner and Director of Stonington Partners, Inc. II since 1997.  Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington Partners since 1993.  He was a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000 and was an Associate in the Investment Banking Division of Merrill Lynch Capital Partners from 1989 to 1993.  Mr. Hoecker is also a Director of several private companies.

           Lawrence J. Schoenberg, 77, has been a member of the Board of Directors since July 1987.  Mr. Schoenberg served as Chairman of the Board and Chief Executive Officer of AGS Computers, Inc., a computer software company he founded, from 1967 to 1988 when it was sold to Nynex, Inc.  From 1988 to 1991, Mr. Schoenberg served as a member of the Executive Committee of the Board of Directors of Nynex Information Systems, Inc.  Mr. Schoenberg has also served as a Director of SunGard Data Services, (NYSE), a computer software company; Government Technology Services, Inc. (Nasdaq), a reseller and integrator of information systems for the Federal Government where he also served as Chairman of the Board; and of Systems Center, Inc, (NYSE) a systems integrator as well as other public companies.

Edward A. Grant, 59, has been a member of the Board of Directors since May 2006.  Mr. Grant is a principal and practice director at Arthur Andersen LLP.  He has been a professional at Andersen for more than thirty years.  He was an audit partner with the firm for sixteen years, serving as the auditor of numerous public companies.  Mr. Grant is a Director of Obagi Medical Products, Inc. and is the Chair of its Audit Committee.  Mr. Grant has a bachelor’s and two master’s degrees from the University of Wisconsin-Madison and became a Certified Public Accountant in 1976.  He is a past member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society and has served on several civic boards.

Arrangements for Nomination as Directors and Changes in Procedures for Nomination

Mr. Hoecker and Mr. Fitzgibbons serve as Directors as a result of their nomination by Stonington Partners, which, through its affiliates, is the owner of the Company’s Preferred Stock and more than 50% of the common stock and holds the contractual right to nominate three Directors.  No other arrangement or understanding exists between any Director or nominee and any other persons pursuant to which any individual was or is to be selected to serve as a Director.  No Director has any family relationship with any other Director or with any of the Company’s executive officers.  Mr. Uzzi is an executive officer of the Company.

The Company has not changed its procedures for the identification, nomination and election of directors since they were described in the Proxy Statement with respect to its Annual Meeting held on December 3, 2008.

Certain Legal Proceedings

There are no proceedings to which any of our directors or executive officers or any of their associates is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD’S NOMINEES

Director Independence

The Board of Directors has determined that the Company is a “controlled company” under the NASD’s rules because more than 50% of the Company’s common stock is held by one entity, Phoenix Acquisition Company II, L.L.C., an affiliate of Stonington Partners, Inc.  Accordingly, the Company is not required to, and, in fact, does not have a majority of independent directors on its Board, nor does it have compensation or nominating committees comprised solely of independent directors. The Board of Directors has determined that Messrs. Badie, Grant and Schoenberg meet the independence requirements of the SEC and NASD.

  Board of Directors Meetings and Committees

The Company’s Board of Directors met 20 times during 2008.  Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which he served, and all of the directors attended last year’s annual meeting.

Name of Committee and Members	Primary Responsibilities	Number of Meetings in 2008
Audit Committee Edward A. Grant (Chair and Financial Expert) Ronald P. Badie Lawrence J. Schoenberg
•Reviews the Company’s annual and quarterly financial statements and results of each audit and quarterly review by the Company’s independent accountants.
•Consults and meets with the Company’s independent accountants, Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls.
•Selects, determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent accountants.
•Monitors the qualifications and independence of the independent accountants and performance of the Company’s independent auditors.
•Reviews potential conflict of interest situations.
7

Compensation Committee Lawrence J. Schoenberg (Chair, until October 31, 2008) Bradley Hoecker (Chair, effective November 1, 2008) Albert J. Fitzgibbons III Edward A. Grant
•Establishes policies relating to the compensation of the Company’s executive officers and other key employees.
•Administers the Company’s compensation plans, including employee stock option plans and make recommendations to the Board of Directors concerning other compensation matters.
•Annually reviews and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer.
•Determines the compensation of the Company’s other executive officers and key members of management.
•Annually approves the Company’s management bonus plan and makes grants of stock options and other stock-related incentive compensation awards.
4
Nominating Committee Lawrence J. Schoenberg (Chair) Albert J. Fitzgibbons III Bradley J. Hoecker	•Assists the Board of Directors in identifying, evaluating and recommending candidates for election to the Board of Directors and each committee. •Establishes procedures and provides oversight for evaluating the Board of Directors and management. •Evaluates the size, structure and composition of the Board of Directors and its committees.	1

Audit Committee

The Board of Directors maintains an Audit Committee that is currently comprised of Mr. Grant, who chairs the Committee, Mr. Schoenberg and Mr. Badie.  The Board of Directors has determined that Messrs. Grant and Schoenberg, both independent Directors as defined by the SEC and NASD, are “audit committee financial experts,” as defined by SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee setting forth its roles and responsibilities.  The Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

Compensation Committee

The Compensation Committee of the Board of Directors determines compensation for all executive officers. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company’s Chief Executive Officer, determines the compensation of the Company’s President, Chief Operating Officer, Chief Financial Officer and other executive officers, approves on an annual basis the Company’s management bonus plan and makes grants of stock-related incentive compensation awards. In addition, the Compensation Committee also reviews other aspects of compensation, such as deferred compensation plans and health and welfare plans.  During 2008, the Compensation Committee consisted of the following Directors: Laurence J. Schoenberg (Chair, until October 31, 2008), Albert J. Fitzgibbons III, Bradley Hoecker and Edward A. Grant. Bradley Hoecker replaced Lawrence J. Schoenberg as the Chair of the Compensation Committee effective November 1, 2008. Membership on the Committee is determined by the Board.  The Committee Chair reports on Committee actions and makes recommendations at Board meetings.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities.  In November 2008, the Compensation Committee consulted with Mercer, an outside consulting company, regarding a proposed amendment to the non-employee directors’ compensation plan. Mercer had been formally engaged by the Company in November 2007 to provide recommendations to the Company on matters unrelated to director compensation.  Mercer agreed to consult with the Compensation Committee as part of this ongoing engagement.  The amendment to the non-employee directors’ compensation plan is described in further detail under the heading “Narrative to Director Compensation Table” beginning on page 15 of this proxy statement.

On February 10, 2009, the Board of Directors adopted a Charter for its Compensation Committee.  The Board has not adopted a Charter for the Nominating Committee.

Stockholder Recommendations of Director Candidates

The Nominating Committee will consider director nominees who are recommended by the Company’s stockholders, and will not evaluate any candidate differently solely because he or she was recommended by a stockholder.  To recommend a prospective candidate for consideration by the Nominating Committee, stockholders should submit the candidate’s name and qualifications to the Nominating Committee, care of the Company’s Secretary at Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York, 10001.  The Company’s Secretary will forward this information to the Nominating Committee members.  The Company has not utilized any third parties in the selection of its nominees.  No candidates have been nominated during 2009 by a stockholder holding 5% or more of the Company’s common stock except for Mr. Hoecker and Mr. Fitzgibbons, who are affiliates of the Company’s majority stockholder.

Code of Business Conduct

The Board of Directors has adopted and approved the Company’s Code of Business Conduct, a copy of which has been filed with the Commission.  All of the Company’s directors, officers and employees are subject to the standards and requirements set forth in the Code of Business Conduct and are required to sign a certificate of compliance. The Code of Business Conduct can be found on the Company’s website:  www.merisel.com/merisel_ site/code.html.

Stockholder Communications with the Board of Directors

The Board of Directors adopted a policy regarding the submission of communications by stockholders to the Board of Directors or to individual Board members.  Stockholders may submit communications in writing, which should be sent to the Company’s Chief Financial Officer at Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York, 10001.  These communications will be delivered to the Board of Directors or any individual director, as specified.

The Company encourages its Board members to attend each annual meeting of stockholders.  All of the Board members attended the 2008 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee has selected and retained BDO Seidman, LLP (“BDO”) as the Company's independent accounting firm for 2009.  BDO is responsible for performing an independent audit of the consolidated financial statements in accordance with PCAOB standards.  In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent accountants.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, Edward A. Grant, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. See "Proposal 2 - 2007 and 2008 Audit and Non-Audit Fees” for more information regarding fees paid to BDO for services in fiscal years 2007 and 2008.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2008. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  In addition, the Audit Committee has discussed with BDO the matters required by Statements on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent accountants’ audit of the consolidated financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with BDO its independence from the Company.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the consolidated financial statements, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Edward A. Grant (Chair)
Lawrence J. Schoenberg
Ronald P. Badie

EXECUTIVE COMPENSATION

Executive Officers of the Company

For each Non-Director Executive Officer of the Company, the following sets forth the name, age as of October 14, 2009, and business experience for at least the past five years:

Victor L. Cisario, 48, has served as Merisel’s Executive Vice President and Chief Financial Officer of the Company since June 2009.  He joined Merisel from Outside Ventures, LLC, a credit card processing and cash advance company, where he had served as Chief Financial Officer since January 2008.  In 2007, Mr. Cisario worked as a consultant for various private companies.  Mr. Cisario was the Chief Financial Officer of Fuel Digital, Inc. (“Fuel Digital”) from 2002 until Merisel’s acquisition of Fuel Digital in 2006.

           John Sheehan, 55, has served as Merisel’s Executive Vice President of Sales and Marketing, Imaging, since July 2006.  Mr. Sheehan joined Merisel in March 2005 as President of Color Edge, LLC.  From December 2002 to March 2005, Mr. Sheehan served as the Managing Partner and Chief Operating Officer of Color Edge, Inc.  From March 1999 to December 2002, he served as Managing Director of the New York City office of the London-based Photobition Group from which Color Edge was formed.

           Kenneth Wasserman, 49, has served as Merisel’s Executive Vice President, Prototypes, since June 2006.  Mr. Wasserman served as the President of Comp24, LLC from the time that it was acquired by Merisel on March 1, 2005.  Mr. Wasserman was the founder and, since 1986, President of the predecessor entity to Comp 24, LLC.

Summary Compensation Table

Summary of Executive Compensation 2007-2008

The following table sets forth the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services in all capacities to the Company in 2007 and 2008, except as otherwise indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Donald R. Uzzi Chief Executive Officer and President	2007 2008	400,000 400,000	-- 135,000	261,136 102,667	183,167 --	-- --	-- --	6,750 6,900	851,053 644,567
John J. Sheehan EVP, Sales and Marketing - Imaging	2007 2008	300,000 300,000	-- --	19,250 19,250	-- --	-- --	-- --	6,750 6,900	326,000 326,150
Guy Claudy (4) Former President, Crush Creative, LLC	2007 2008	250,000 268,547	108,188 --	19,250 19,250	-- --	-- --	-- --	6,750 6,900	384,188 294,697

(1)
The dollar amount represents the amounts recognized in 2007 and 2008 for financial statement reporting purposes in accordance with SFAS No. 123R.  The weighted average grant date fair value of the shares was $4.31 and the weighted average period over which that cost is expected to be recognized is 2.4 years.

(2)
The dollar amount represents the amounts recognized in 2007 for financial statement reporting purposes in accordance with SFAS No. 123R.  Under SFAS No. 123R, an issuer recognizes the grant date fair value of an award over the requisite service period.  For purposes of this calculation, the impact of forfeitures is excluded until they actually occur.  None of the Company’s NEOs forfeited options during 2007 or 2008.  We based the fair value of stock awards on the market price of the shares awarded on the date of the determination of eligibility.  The weighted average grant date fair value of the shares was $8.33 and the weighted average period over which that cost is expected to be recognized is one year.

(3)	The dollar amount represents the Company’s contributions to the 401(k) Plan.

(4)
Guy Claudy, the former President of Crush Creative, LLC, a subsidiary of the Company, departed the Company on July 2, 2009.  On August 8, 2009, his four-year employment agreement expired by its terms.  See “Compensation, Termination and Change of Control Agreements of Other NEOs” beginning on page 12 of this proxy statement.

Narrative to Summary Compensation Table

None of the NEOs accrued any bonus payments for 2008 under the Company’s non-equity, performance-based incentive plan for its primary executive and management employees.  Mr. Claudy received a performance-based bonus of $108,188 in 2007.  Mr. Uzzi did not receive an annual performance bonus for calendar years 2007 or 2008.  On January 18, 2008, the Board of Directors granted Mr. Uzzi a special bonus award of $135,000, payable at the earlier of May 15, 2008, or the closing of a change in control transaction.  This bonus was paid in May 2008.  Each of the NEOs received grants of restricted stock on December 15, 2006.  Mr. Uzzi received a grant of 80,000 shares on December 15, 2006, vesting in three annual increments.  Messrs. Sheehan and Claudy each received grants of 15,000 shares which vested on the same terms.

Outstanding Equity Awards at December 31, 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald R.Uzzi	100,000 100,000 100,000	- - -	- - -	5.00 8.00 12.00	11/22/2014 11/22/2014 11/22/2014	26,667	20,267	-	-
John J. Sheehan	-	-	-	-		5,000	3,800	-	-
Guy Claudy	-	-	-	-		5,000	3,800	-	-

(1)	Unvested restricted shares reported in this column for each named executive officer will vest on December 13, 2009.

Pension Benefits

The Company does not offer pension benefits to its executive officers.

Non-qualified Defined Contribution and other Nonqualified Deferred Compensation Plans

The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers.

Executive Employment, Termination and Change-of-Control Arrangements

 CEO Compensation, Termination and Change of Control Arrangements

  Donald R. Uzzi serves as the Chief Executive Officer and President of the Company pursuant to an Employment Agreement dated November 22, 2004, as amended in March 2006, January 2008 and June 2009.  Mr. Uzzi’s base salary pursuant to his agreement is currently $400,000 per year.  The base salary increases to $450,000 upon an attainment by the Company of earnings before taxes of at least $12,000,000 on a rolling four-quarter basis, and to $500,000 upon an attainment by the Company of earnings before taxes of at least $15,000,000 on a rolling four-quarter basis.  Mr. Uzzi also is eligible for an annual bonus with a target level of 100% of his base salary, to be awarded based on such criteria as may be determined by the Board of Directors or the Compensation Committee. Such criteria may include a combination of the achievement by the Company of specified financial performance goals as well as achievement by Mr. Uzzi of specified performance targets.  The decision as to whether to award an Annual Bonus is in the sole discretion of the Board or the Compensation Committee.

  After the expiration of the initial employment term of three years, Mr. Uzzi’s employment continuously renews for additional one-year terms unless either party gives written notice of non-renewal at least 90 days prior to the expiration of the effective term.

If Mr. Uzzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement) prior to the expiration of a one-year term, or if his employment is not renewed by the Company at the end of each term, Mr. Uzzi will be entitled to a lump sum payment equal to 12 months of base salary.  In the event of termination of Mr. Uzzi’s employment by the Company without “cause,” or resignation by Mr. Uzzi for “good reason” (as defined in the employment agreement) during the one-year period following a change in control of the Company, Mr. Uzzi will be also entitled to a lump sum payment equal to 12 months of base salary.  The Company will also pay Mr. Uzzi’s premiums for COBRA coverage in the event of termination without “cause” prior to the expiration of the term, as well as for termination without “cause” or resignation for “good reason” following a change in control, or nonrenewal of his employment by the Company, until the earlier of the 12-month anniversary of the date of termination, or the date that Mr. Uzzi becomes employed with a new employer. In the event of termination of employment due to Mr. Uzzi’s death or disability, Mr. Uzzi will be entitled to continuation of base salary for 60 days following termination.  Mr. Uzzi will be entitled to a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, in the event of (i) termination by the Company without “cause,” (ii) within one year following a change in control, termination by the Company without “cause” or resignation by Mr. Uzzi for “good reason,” (iii) termination following the Company’s delivery to Mr. Uzzi of a notice of nonrenewal, or (iv) Mr. Uzzi’s death or disability.

The employment agreement also contains customary confidentiality, non-compete and non-solicitation provisions.

Compensation, Termination and Change of Control Agreements of Other NEOs

John Sheehan, the Company’s Executive Vice President-Imaging is employed pursuant to an agreement dated March 2005 with Merisel Americas, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“Merisel Americas”) whereby Mr. Sheehan serves as President of Color Edge LLC, an indirect wholly-owned subsidiary of the Company. The employment agreement provides for a five year-term that continuously renews for additional one-year terms unless either party gives written notice of non-renewal at least 60 days prior to the expiration of the then-effective term.

Under the employment agreement, Mr. Sheehan receives a base salary of $300,000 per year.  The base salary may be increased to $322,500 per year if Merisel Americas attains EBITDA of at least $16,500,000 on a rolling, four-quarter basis, and to $346,688 per year if Merisel Americas attains EBITDA of at least $18,000,000 on a rolling four-quarter basis.  Mr. Sheehan also is eligible for an annual bonus with a target level of 60% of his base salary, to be awarded by the Board of Directors or the Compensation Committee based on achievement by Merisel Americas of forecasted EBITDA in the financial plan approved by the Board of Directors and such other criteria as may be determined by the Board of Directors or the Compensation Committee.

If Mr. Sheehan’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or Mr. Sheehan terminates his employment for “good reason” (as defined in the employment agreement), Mr. Sheehan will be entitled to a continuation of the base salary for the remainder of the five-year employment term, plus any accrued and unpaid bonus amounts owed for the year of termination, pro-rated through the date of termination, and any other amounts owed to him through the date of termination.  Merisel Americas does not make any severance payments if it does not renew Mr. Sheehan’s employment and provides Mr. Sheehan written non-renewal notice at least 60 days prior to expiration of the five-year employment term.  If Mr. Sheehan is terminated for “cause”, he will only be entitled to his earned and unpaid base salary through the date of termination.  If Mr. Sheehan is terminated due to death or Disability (as defined in the employment agreement), Mr. Sheehan will be entitled to (i) a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, plus any annual bonus for a completed calendar year that has accrued but not yet paid at the time of such termination and (ii) a continuation of his base salary for 30 days commencing on the date of termination.

The employment agreement also contains customary confidentiality, non-compete and non-solicitation provisions.

  Guy Claudy was employed pursuant to an agreement dated August 8, 2005 with Merisel Americas whereby he served as President of Crush Creative, LLC (“Crush Creative”), an indirect wholly-owned subsidiary of the Company.  On August 8, 2009, the employment agreement expired by its terms.  The agreement provided for a four-year term that continuously renewed for additional one-year terms unless either party gave written notice of non-renewal at least 60 days prior to the expiration of the then-effective term. It contained customary confidentiality, non-compete and non-solicitation provisions.

On May 19, 2009, Mr. Claudy provided the Company with a letter of resignation, in which he claimed that he was resigning for "good reason" (as defined in the employment agreement).  In a letter dated June 5, 2009, the Company stated, among other things, that it did not accept the resignation, and offered to work with him to address his concerns.  The Company also advised Mr. Claudy that it was providing him with 60 days notice, as required by his employment agreement, that his employment agreement would not be renewed.  Mr. Claudy departed the Company on July 2, 2009.  The parties are currently engaged in arbitration with respect to this matter.

  Under the employment agreement, Mr. Claudy received a base salary of $250,000 per year. The base salary was to be increased to $268,750 per year if Crush attained EBITDA of at least $4,200,000 on a rolling, four-quarter basis, and to $288,900 per year if Crush attained EBITDA of at least $5,200,000 on a rolling four-quarter basis.  Mr. Claudy also was eligible for an annual bonus with a target level of 60% of his base salary.  This bonus was to be awarded by the Board of Directors or the Compensation Committee, and was to be based on achievement by the Company of forecasted EBITDA in the financial plan approved by the Board of Directors and such other criteria as was to be determined by the Board of Directors or the Compensation Committee.

 If Mr. Claudy’s employment had been terminated by the Company without “cause” (as defined in the employment agreement), or if it is found that Mr. Claudy has terminated his employment for “good reason,” Mr. Claudy will be entitled, upon signing a waiver and release in substantially the form set forth in the Agreement, to severance payments equal to one year’s base salary, plus any accrued and unpaid bonus amounts owed for the year of termination, pro-rated through the date of termination, and any other amounts owed to him through the date of termination.  Under the employment agreement, the Company was not required to make any severance payments for nonrenewal of Mr. Claudy’s employment, but was required to provide Mr. Claudy with written non-renewal notice at least 60 days prior to expiration of the four-year employment term, which the Company did.  If Mr. Claudy had been terminated for “cause,” he would only have been entitled to his earned and unpaid base salary through the date of termination.  If Mr. Claudy had been terminated due to death or “disability” (as defined in the employment agreement), Mr. Claudy would have been entitled to (i) a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, plus any annual bonus for a completed calendar year that had accrued but not yet paid at the time of such termination and (ii) a continuation of his base salary for 30 days commencing on the date of termination.

Compensation of Directors

The following table sets forth, for the year ended December 31, 2008, information relating to the compensation of each director of the Company who served during the fiscal year and who was not an executive officer.  Compensation received or accrued by Donald R. Uzzi, Chief Executive Officer and President of the Company and Chairman of the Board of Directors, is fully reflected in the tables above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
Edward A. Grant	96,500 (includes 43,000 Special Committee)	26,883	-	-	-	-	123,333
Lawrence J. Schoenberg	93,000 (includes 40,000 Special Committee)	26,883	-	-	-	-	119,883
Ronald P. Badie	97,000 (includes 48,000 Special Committee)	26,883	-	-	-	-	123,883
Albert J. Fitzgibbons III	42,000	26,883	-	-	-	-	68,883
Bradley J. Hoecker	42,000	26,883	-	-	-	-	68,883

 (1)   Represents the 2007 annual award of restricted stock valued at $28,000 on December 13, 2007, as amortized through the vesting period ending on December 13, 2008.

(2)   Does not include $28,000 contingent cash grant awarded to non-employee directors on December 3, 2008 (in lieu of their 2008 annual award of restricted stock) and vesting on December 3, 2009.

 Narrative to Director Compensation Table

All cash and stock awards described in the above table were paid to the Company’s non-employee directors pursuant to the Company’s compensation plan for non-employee directors, which was first adopted by the Board of Directors in 2005 and is described in more detail below.  In addition, during 2007, three members of the Board of Directors also served as members of a Special Committee of the Board of Directors to assess strategic options; compensation accrued for such service was paid in 2008.

Pursuant to the Company’s compensation plan for non-employee directors, beginning in 2006, each non-employee director is entitled to receive an annual retainer fee of $30,000 and additional payments of $1,500 for each Board of Directors meeting attended ($500 for meetings held telephonically after four telephonic meetings per year, which are included in the annual retainer), $2,000 quarterly for acting as the chairman of the Audit Committee of the Board of Directors, $1,000 quarterly for acting as the chairman of any other Committee of the Board of Directors, $1,250 quarterly for acting as lead director (a position created in the third quarter of 2005) and $500 for each Committee meeting attended, plus reimbursement for travel expenses incurred in attending Board of Directors and Committee meetings.  In addition, beginning in 2006, non-employee directors are entitled to an annual grant of restricted stock with a fair market value of $28,000 as determined at the date the grant is authorized, which vests on the first anniversary of the date of grant.  If a director leaves for any reason, other than a change of control, prior to vesting, all unvested shares are forfeited.  New or substituted securities or other property will be substituted for unvested shares in the event of a consolidation, a merger or sale of all, or substantially all, of the assets of the Company.

Non-employee directors are able to elect on an annual basis to take up to 25 percent of their annual retainer fee in shares of Common Stock in lieu of cash, based on the market price of the Common Stock on the first day of the quarter following each annual meeting of stockholders.

During 2008, the market price of the Company’s publicly-traded Common Stock dropped precipitously due to a number of factors, including termination of the Company’s March 28, 2008 Merger Agreement with certain subsidiaries of American Capital Strategies, Ltd. and subsequent litigation arising therefrom, as well as economic conditions that severely affected the general economy, the industries to which the Company is a supplier, the imaging and specialty printing industry as a whole and the Company’s performance.  In early November 2008, in the course of its review of management and non-employee director compensation, the Compensation Committee determined that a December 2008 stock award in the amount of $28,000 worth of Common Stock to each non-employee director, as required under the non-employee directors’ compensation plan described above, would have had a disproportionately dilutive effect upon the Company’s outstanding shares of Common Stock.  If the Company’s stock price did not change substantially prior to the Annual Meeting, each non-employee director of the Company would have been entitled to receive more than five times the number of shares that had been issued to him in previous years.

The Compensation Committee consulted with the Company’s outside counsel and outside compensation consultant, and recommended to the Board of Directors on November 4, 2008 that the Company amend the non-employee directors’ compensation plan, for 2008 only.  On the same date, the Board of Directors adopted the Compensation Committee’s recommendation.  The amendment replaced the scheduled 2008 grant to each director of restricted stock with a $28,000 contingent cash grant, which grant vested upon the same terms as the restricted stock.  Accordingly, each $28,000 cash grant vested and was payable to the non-employee director one year after the date of grant and was contingent upon the non-employee director remaining on the Board of Directors through such vesting date.

On October 13, 2009, after determining that a December 2009 stock award in the amount of $28,000 to each director would have a similarly dilutive effect on the Company’s outstanding Common Stock, the Compensation Committee recommended that the Board of Directors vote to extend the amendment for 2009, and the Board adopted its recommendation.  Accordingly, the scheduled 2009 restricted stock grant to each director of restricted stock will be replaced with a $28,000 cash grant, which grant will vest upon the same terms as the restricted stock.

The Company does not have a uniform policy or agreement concerning payments to directors upon their departure from the Board.  No directors left the Board in 2008.

Certain Relationships and Related Transactions

There are no family relationships among any of the executive officers or directors of the Company.

In 2006 the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of its directors, Mr. Uzzi and Jon H. Peterson, who was the Company’s Chief Financial Officer until April 30, 2009.  The Company later entered into Indemnity Agreements with (i) Mr. Grant upon his election to the Board, (ii) Fiona Gould upon her election as a corporate officer, (iii) Mr. Cisario upon his appointment as the Chief Financial Officer and (iv) Jennifer Collier, upon her election as Corporate Secretary.  The Indemnity Agreements provide that the Company will indemnify each party (the “Indemnitee”) against expenses and damages in connection with claims relating to the Indemnitee’s service to the Company, to the fullest extent permitted by the Company’s bylaws and the Delaware General Corporation Law.

 The Indemnity Agreements provide that the Company will pay the expenses of the Indemnitee incurred in any such proceedings prior to final disposition of the claim, without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification under other provisions of the Indemnity Agreements.  However, by executing and delivering the Indemnity Agreement, the Indemnitee undertakes to repay the advance to the extent it is ultimately determined that the Indemnitee was not entitled to indemnification.  The Indemnity Agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also requires the Company to maintain fiduciary liability insurance for directors, officers, employees and other agents of the Company.  The rights provided to the Indemnitees under the Indemnity Agreements are additional to any other rights the Indemnitees may have under the Company's certificate of incorporation, bylaws, any agreement, applicable law, vote of stockholders or resolution of directors.

On May 31, 2008, the Company made an earnout payment in the amount of $750,000 to 1919 Empire, Inc. (formerly Crush Creative, Inc.), its shareholders and their named shareholder representative (collectively, the “Crush Sellers”), pursuant to the Company’s asset purchase agreement with the Crush Sellers.  The earnout was paid in connection with performance criteria met by Crush Creative during the one-year period ended December 31, 2007.  Guy Claudy, who served the Company as President of Crush Creative until July 2009, is the named shareholder representative for the Crush Sellers.

In April 2009, the Company informed the Crush Sellers that Crush Creative’s business had not met the performance criteria which would entitle them to an earnout payment for the one-year period ended December 31, 2008.  On April 29, 2009 and September 14, 2009, the Company received notice from the Crush Sellers that they contested the Company’s calculations.  If the parties are unable to independently resolve this dispute, they will initiate binding arbitration as provided in the asset purchase agreement.  If the arbitration firm finds that the performance criteria were met, the Crush Sellers will be entitled to a payment of up to $750,000.

Certain members of the Company’s Board of Directors currently serve on boards of other public and private companies, which are also under the control of Stonington Partners, Inc. or its affiliates.  These entities may be considered to be under “common control” with the Company.

The following table lists all “parents” of the Company showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent, if any.

Name of Parent	Basis of Control	Immediate Parent	Percentage of Voting Securities Owned or Other Basis of Control
Phoenix Acquisition Company II, L.L.C.	Ownership/control of common stock constituting 73% of outstanding	Stonington Capital Appreciation 1994 Fund, L.P.	100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of October 14, 2009 as to shares of our common stock beneficially owned by: (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and our Chief Executive Officer and the named executive officers and (iii) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own.

	Shares Beneficially Owned
Name	Number	Percentage

Phoenix Acquisition Company II, L.L.C. (1)	6,791,604	72.98%
540 Madison Avenue, 25th Floor
New York, NY 10022
Freestone Opportunity Partners LP and Gary Furukawa (2)	769,241	8.27%
1191 Second Avenue, Suite 2100
Seattle, WA 98101
Ronald P. Badie	18,714	*
Albert J. Fitzgibbons III (3)	18,714	*
Edward A. Grant	13,223	*
Bradley J. Hoecker (3)	18,714	*
Lawrence J. Schoenberg	54,773	*
Donald R. Uzzi (4)	530,000	5.70%
John J. Sheehan (5)	15,000	*
All Directors and Executive Officers as a Group (9 Persons) (6)		*
	687,638	7.39%

*Represents less than 1%

(1)
As of October 14, 2009, Phoenix Acquisition Company II, L.L.C., together with its affiliates, Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc. II, and Stonington Partners, Inc. held beneficial ownership (with shared voting power and shared dispositive power) of 6,791,604 shares, including 1,791,604 shares of the common stock of Merisel, into which the 313,531 shares of convertible preferred stock of Merisel that are beneficially owned by Phoenix Acquisition Company II, L.L.C. are convertible at its option. Absent such conversion, Phoenix Acquisition Company II, L.L.C. (together with its affiliates) would beneficially own approximately 69% of the outstanding common stock of Merisel.

(2)
Based on information contained in the Schedule 13G/A filed on February 14, 2008 with the SEC by Freestone Opportunity Partners LP, Gary I. Furukawa and Freestone Advisors, LLC, such persons beneficially owned an aggregate of 769,241 shares of Merisel common stock as of December 31, 2007.

(3)
Messrs. Fitzgibbons and Hoecker are directors or partners of certain affiliates of Phoenix Acquisition Company II, L.L.C. and may therefore be deemed to beneficially own 6,791,604 shares of common stock beneficially owned by Phoenix Acquisition Company II, L.L.C. and its affiliates. Each of Mr. Fitzgibbons and Mr. Hoecker disclaims such beneficial ownership and the information set forth in the table above solely reflects beneficial ownership of Mr. Fitzgibbons and Mr. Hoecker in each of their individual capacities.

(4)	Includes 300,000 shares of common stock that are subject to currently exercisable stock options and 26,667 shares of restricted stock.

(5)	Includes 5,000 shares of unvested restricted stock.

(6)	Includes all shares of restricted stock and all shares of common stock that are subject to stock options.

Change of Control

The limited partnership agreement of Stonington Capital Appreciation 1994 Fund, L.P. (the “Fund”), which is the parent entity of Phoenix Acquisition Company II, L.L.C. and controls approximately 73% of the outstanding common stock of the Company, provides for the termination of the Fund and liquidation and distribution of its assets to its limited partners at the end of a set term.  As of the date hereof, the term of the Fund has expired and Stonington Partners, Inc. is engaged in the liquidation of the Fund’s assets by December 31, 2009, unless the limited partnership agreement is amended.  If an asset, such as publicly listed stock, of the Fund, cannot be liquidated, the partnership agreement permits the general partners to distribute that stock to the limited partners as part of their distribution of assets.  In the event Company common stock owned by Phoenix Acquisition Company II, L.L.C. is either sold or distributed to the limited partners of the Fund, it would constitute a “change of control” of the Company. To date, the Company has received no notice that any transaction concerning Company stock is planned.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and beneficial owners of more than 10% of the Company’s common stock file reports of ownership and changes in ownership with the SEC and furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it, or on written representations from such persons, the Company believes that, during 2008, it was in compliance with all Section 16(a) filing requirements applicable to its executive officers, directors and 10% owners.

PROPOSAL 2

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

You are being asked to ratify the appointment by our Audit Committee of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2009.  A representative of BDO is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.  If BDO should decline to act or otherwise become incapable of acting, or if BDO’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent public accountants for 2009.

 Principal Accountant Fees and Services

The following table presents fees billed for professional audit services rendered by BDO, the Company’s current principal accounting firm, for the audit of the Company’s annual financial statements for 2007 and 2008, review of the quarterly financial statements for 2007 and 2008 and fees billed for other services rendered by BDO in 2007 and 2008.

	2007	2008
Audit fees	$270,000	$268,500
Audit-related fees (1)	58,650	55,000
Tax fees	-	-
All other fees	-	-

Total	$328,650	$323,500

(1)      The 2007 billings relate to the 2006 audit of the employee benefit plan and various consulting services. The 2008 billings relate to the 2007 audit of the employee benefit plan and various consulting services.

In accordance with existing audit committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee.  This includes audit services, audit-related services, tax services and other services.  In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget.  In other cases, the audit committee has delegated authority to Mr. Grant to pre-approve additional services, which then is to be communicated to the full Audit Committee.  All of the fees listed above have been approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting.  If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in their discretion.

 Stockholder Proposals for Inclusion in 2010 Proxy Statement

If a stockholder desires to submit a proposal at the Company’s 2010 Annual Meeting of Stockholders to be included in the proxy statement for that meeting, such proposal must be received in writing at the Company’s executive offices at 127 West 30th Street, 5th Floor, New York, NY 10001, addressed to the attention of the Chief Financial Officer, on or before July 7, 2010.  The proposal must also comply with applicable regulations in order to be included in the proxy statement for that meeting.  If a stockholder notifies the Company in writing prior to September 20, 2010 that he or she intends to present a proposal at the Company’s 2010 Annual Meeting of Stockholders, the proxy-holders designated by the Board may exercise their discretionary voting authority with regard to the stockholder’s proposal only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxy-holder’s intentions with respect to the proposal.  If the stockholder does not notify the Company by such date, the notice of the stockholder’s proposal will be considered untimely under Rule 14a-4(c)(i) promulgated by the SEC. Accordingly, proxy-holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

 Annual Report on Form 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (without exhibits thereto) has been mailed with this Proxy Statement.  The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable copying fee per page to any requesting stockholder.  Stockholders may make such request in writing to Investor Relations, Merisel, Inc., 127 West 30th Street, 5th Floor, New York, NY 10001.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board and
Chief Executive Officer

New York, New York
November 4, 2009

EXHIBIT A

MERISEL, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Audit Committee") of Merisel, Inc. (the “Company") is to provide independent review and oversight of the Company's financial reporting practices, internal controls and independent auditors.

The Audit Committee shall meet at least four times per year and as many other times as the Audit Committee deems necessary to fulfill its oversight responsibilities and shall report to the Board of Directors on a periodic basis concerning the Audit Committee's activities. One member of the Audit Committee shall be designated to serve as Chairman. The Chairman shall be responsible for leadership of the Audit Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports of the Audit Committee to the Board of Directors.

MEMBERSHIP

The Audit Committee shall be composed of at least three directors who are qualified to serve on the Audit Committee pursuant to the requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Committee (the “SEC”) pursuant to the Act.

DUTIES, RESPONSIBILITIES AND AUTHORITY

The Audit Committee shall:

1.	Have the sole authority to retain, determine funding for, and oversee the independent auditors, as set forth the rules and regulations promulgated by the SEC pursuant to Section 301 of the Act.

2.
Evaluate the performance of the Company’s independent auditors, and if so determined by the Audit Committee, replace independent auditors (or nominate the independent auditors to be proposed for stockholder approval in a proxy statement).

3.
Have the authority to engage and determine funding for independent counsel and other advisors that the Audit Committee deems necessary to advise it in carrying out its duties, as set forth the rules and regulations promulgated by the SEC pursuant to Section 301 of the Act.

4.	Monitor the independence of the Company's independent auditors by ensuring its receipt from the auditors, at least annually, of a formal written statement:

(a)
Delineating all relationships between (i) persons employed by the independent auditors or any of the auditors' related entities within the last two years and (ii) the Company or any of its related entities; and disclosing any other relationship between (i) the independent auditors or any of the auditors' related entities and (ii) the Company or any of its related entities that in the auditors’ professional judgment may reasonably be thought to bear on independence; and

1

(b) Confirmation that, in the auditors’ professional judgment, the independent auditors are independent of the Company within the meaning of the federal securities laws.

5.
Pre-approve all auditing services and all permissible non-auditing services provided to the Company by its independent auditors as set forth in the rules and regulations promulgated by the SEC pursuant to Section 202 of the Act.

6.	Review the audit procedures employed by the independent auditors and the results thereof.

7.	Discuss with the Company’s independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61, including any amendments or supplements thereto (“SAS 61”).

8.	Review the scope and results of the Company’s internal auditing procedures and recommend any change in staffing of the Company's internal audit department.

9.	Resolve any significant disputes between management and the independent auditors that arose in connection with the preparation of the Company's financial statements.

10.	Review and approve or disapprove proposed transactions between the Company and its employees or directors, as contemplated by the Company’s management conduct policies.

11.
Review with management and the independent auditors the adequacy and effectiveness of the Company’s system of internal accounting controls, including the adequacy of such controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

12.
Review the results of each audit by the independent auditors, including any qualifications in the auditors' opinion, any related management letter, management's responses to recommendations made by the auditors in connection with the audit, and reports submitted to the Audit Committee by the internal audit department that are material to the Company as a whole and management's responses to those reports.

13.
Review and discuss with the Company’s management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

14.	Review major changes to the Company's auditing and accounting policies and practices as suggested by the independent auditors, internal auditors or management.

15.	Issue annually a report to be included in the Company's proxy statement as required by the rules of the SEC.

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16.
Meet periodically (i) with management to review the Company's major financial and legal risk exposure and the steps management has taken to monitor and control such risks, and (ii) with legal counsel when appropriate to discuss legal matters that may have a significant effect on the Company's financial statements.

17.
As set forth in the rules and regulations promulgated by the SEC pursuant to Section 301 of the Act, establish procedures (a) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) required to ensure that such complaints are treated confidentially and anonymously.

18.	Review and reassess this charter annually and recommend to the Company’s Board of Directors any changes to this Charter that the Audit Committee deems necessary or desirable.

19.
Perform such other specific functions as the Company’s Board may from time to time direct, and conduct or authorize such investigations into any matters within the scope of its responsibilities as the Audit Committee deems appropriate.

20.	Together with its independent legal counsel, prepare guidelines to effect the foregoing provisions, and to comply with the Act and the rules and regulations promulgated by the SEC and NASDAQ.

AUTHORIZATION

Except as limited by the Delaware General Corporation Law and the Company's By-Laws, the Audit Committee shall have and may exercise all of the authority of the Board of Directors for the limited purpose of carrying out the Audit Committee's duties and responsibilities set forth above.

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